UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020 (June 19, 2020)

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (949) 480-8300

                Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2020, Acacia Research Group (“ARG”), the primary operating subsidiary of Acacia Research Corporation (the “Company”), entered into an Employment Agreement (the “Amended Employment Agreement”) with Marc W. Booth, the Company’s Chief Intellectual Property Officer. The Amended Employment Agreement amends and restates in its entirety Mr. Booth’s prior Employment Agreement with ARG, dated August 8, 2018 and amended July 9, 2019.

Pursuant to the terms of the Amended Employment Agreement, Mr. Booth will (i) receive an annual salary of $425,000 and (ii) be eligible to receive an annual bonus in an amount ranging from 25-75% of his annual salary, to be determined by the Board of Directors of the Company (the “Board”) in accordance with annual performance objectives established by the Board on an annual basis. Either ARG or Mr. Booth may terminate his employment upon 30 days’ written notice.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Amended Employment Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated June 19, 2020, by and between Acacia Research Group, LLC and Marc W. Booth.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 25, 2020	/s/ Clifford Press
Chief Executive Officer

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